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                                  Exhibit 23.3

                        Consent of Independent Accountant
                                Arthur Andersen

                  We consent to the inclusion in this registration statement on Form S-3 through the incorporation by reference of our report dated March 18, 1996 on our audit of the financial statements of Hariston Corporation for the fiscal year ended December 31, 1995.


/s/ Arthur Andersen & Co.
Vancouver, British Columbia
July 8, 1996